UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2013

Mistras Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On January 8, 2013, Mistras Group, Inc. (the “Company,” “we” or “us”) issued a press release announcing the financial results for the second quarter of fiscal year 2013, which ended November 30, 2012.  A copy of the press release is attached as Exhibit 99.1 to this report.

Disclosure of Non-GAAP Financial Measures

In the press release attached, the Company uses the term “Adjusted EBITDA” which is not a measurement of financial performance under U.S. generally accepted accounting principles (“GAAP”).  The tables to the press release also include tables showing “Adjusted Net Income” and “Adjusted Earnings Per Share,” which are also non-GAAP measurements.

Adjusted EBITDA

“Adjusted EBITDA” is defined as net income plus: interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, and, as applicable, certain acquisition related costs and certain non-recurring items (which items are described or listed in the reconciliation table included in the press release).

Our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations.  Adjusted EBITDA is also a performance evaluation metric used to determine incentive compensation for executives and employees.

We believe investors and other users of our financial statements benefit from the presentation of Adjusted EBITDA in evaluating our operating performance because it provides an additional tool to compare our operating performance on a consistent basis and measure underlying trends and results of our business.  Adjusted EBITDA removes the impact of certain items that management believes do not directly reflect our core operations.  For instance, Adjusted EBITDA generally excludes interest expense, taxes and depreciation and amortization, each of which can vary substantially from company to company depending upon accounting methods and the book value and age of assets, capital structure, capital investment cycles and the method by which assets were acquired.  It also eliminates stock-based compensation, which is a non-cash expense and is excluded by management when evaluating the underlying performance of our business operations.

While Adjusted EBITDA is a term and financial measurement commonly used by investors and securities analysts, it has limitations.  As a non-GAAP measurement, Adjusted EBITDA has no standard meaning and, therefore, may not be comparable with similar measurements for other companies.  Adjusted EBITDA is generally limited as an analytical tool because it excludes charges and expenses we do incur as part of our operations.  For example, Adjusted EBITDA excludes income taxes, but we generally incur significant U.S. federal, state and foreign income taxes each year and the provision for income taxes is a necessary cost.  Adjusted EBITDA should not be considered in isolation or as a substitute for analyzing our results as reported in accordance with GAAP.

Adjusted Net Income and Adjusted Net Income Earnings Per Diluted Share

We use the non-GAAP measurements of Adjusted Net Income and Adjusted Earnings Per Share or adjusted diluted net earnings per common share, which refer to GAAP net income attributable to Mistras Group, Inc. and GAAP diluted earnings per common share, respectively, excluding the items identified in the reconciliation schedule included in the press release.  These non-GAAP measurements should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measurements.

Management believes that these measurements provide useful information to investors by reflecting additional ways of viewing aspects of the Company’s operations that, when reconciled to the corresponding GAAP measurements, help our investors to better understand the long-term profitability trends of our business, and facilitate easier comparisons of our profitability to prior and future periods and to our peers.  The items that have been excluded from the GAAP measurements have been removed because items of this nature and/or size occur with inconsistent frequency, occur for reasons that may be unrelated to our commercial performance during the period and/or we believe are not indicative of our ongoing operating costs or profits in a given period, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

The Company estimates the tax effect of the items identified in the reconciliation schedule above by applying the Company’s estimated effective tax rate for each respective period to the pre-tax amount.

These measurements have limitations because the adjustments to the GAAP measurements are subject to management’s discretion, there are no standards for determine which adjustments should be made, and may not be comparable with similar measurements for other companies.  The Adjusted Net Income is not metrics used to determine incentive compensation for executives or employees.  Adjusted Earnings Per Share may effect incentive compensation for executives or employees.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

99.1                        Press release issued by Mistras Group, Inc. dated January 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: January 8, 2013	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Description
99.1	Press release issued by Mistras Group, Inc. dated January 8, 2013